UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2013

GYRODYNE COMPANY OF AMERICA, INC.

(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

(Address of principal executive
offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,

including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Gyrodyne Company of America, Inc. (the “Company”) is furnishing this Form 8-K/A solely to correct certain percentages set forth on page 13 of the slides that were presented at the Company’s 2013 Annual Shareholders Meeting held on December 27, 2013 and which were attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2013. On page 13 of the presentation slides, the approximate percentages of the common shares of Gyrodyne LLC that will be allocated to shareholders of the Company and to holders of common shares of Gyrodyne Special Distribution, LLC (“GSD”), respectively, in connection with the proposed merger of the Company and GSD into Gyrodyne LLC, which merger will be submitted to shareholders of the Company for approval, should have been 15.2% and 55.6%, respectively, and not 15.5% and 55.3%, respectively.

Item 7.01.    Regulation FD Disclosure

The slides presented by Frederick C. Braun III, the President and Chief Executive Officer of the Company, to the Company’s shareholders at its 2013 Annual Shareholders Meeting held on December 27, 2013, as revised to reflect the corrections described in the Explanatory Note above, are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit
99.1	Presentation Slides

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By:	/s/ Frederick C. Braun III
Frederick C. Braun III
President and Chief Executive Officer

Date:  January 10, 2014